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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48289) pertaining to the Information Resources, Inc. Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-48290) pertaining to the Information Resources, Inc. 1992 Incentive Stock Option Plan, the Registration Statement (Form S-8 No. 33-48291) pertaining to the Information Resources, Inc. 1992 Executive Stock Option Plan, the Registration Statement (Form S-8 No. 33-52719) pertaining to the Information Resources, Inc. Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-52721) pertaining to the Information Resources, Inc. Employee Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-54649) pertaining to the Information Resources, Inc. 1992 Executive Stock Option Plan and the Registration Statement (Form S-8 No. 333-24041) pertaining to the Information Resources, Inc. 401(k) Retirement Savings Plan and Trust of our report dated February 11, 1999 with respect to the consolidated financial statements and schedule of Information Resources, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.



                                ERNST & YOUNG LLP


Chicago, Illinois
March 29, 1999